UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		October 10, 2019

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	001-38214	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DR, GLEN ALLEN, VA		23060
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 Per Share	HBB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 10, 2019, the board of directors of Hamilton Beach Brands Holding Company (the “Company”) approved the wind down of the retail operations of the Company’s subsidiary, The Kitchen Collection, LLC (“Kitchen Collection”) and the closure of all of its 160 stores by the end of 2019 (the “Wind Down”).

During the third quarter, Kitchen Collection expects to record a non-cash, pretax impairment charge of $1 million related to property, plant and equipment and a valuation allowance of $1.9 million related to deferred tax assets primarily for state net operating losses. During the fourth quarter, Kitchen Collection expects to incur expenses in the range of $4 million to $6 million primarily for severance obligations and professional fees. We expect the total cash expenditures relating to the Wind Down, excluding cash expenditures in the ordinary course as Kitchen Collection continues to operate, to be in the range of $6 million to $8 million. These charges and expenses do not include lease termination obligations as the amount is subject to negotiation and is not known at this time. The Company’s estimate of the charges and expenses are preliminary and subject to change until finalized.

Due to the Wind Down, we expect historical and future financial results of Kitchen Collection, as well as exit costs and other expenses related to the Wind Down, will be reflected as discontinued operations beginning in the fourth quarter of 2019.

FORWARD LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the expected amount and timing of charges and cash expenditures and expected completion of the contemplated actions. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this report. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including the risk that the charges or cash expenditures may be in excess of the estimated amounts or may occur in different fiscal periods than expected, the Company’s inability to complete actions to exit the Kitchen Collection business within the time periods anticipated, and other risk factors, including those described in the Company’s Form 10-K for the year ended December 31, 2018. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Item 2.06 Material Impairments.

The information contained in Item 2.05 relating to the asset impairments is incorporated into this Item 2.06 by reference.

Item 8.01 Other Events.

On October 15, 2019, the Company issued a press release announcing the Wind Down, which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 15, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 15, 2019		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Michelle O. Mosier
		Name:	Michelle O. Mosier
		Title:	Vice President, Chief Financial Officer, and Treasurer